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                                                                    Exhibit 5.1



Schnader Harrison Segal & Lewis LLP
215-751-2000 Direct Dial
215-751-2205  Direct Fax
Internet Address:


Radian Group Inc.
1601 Market Street
Philadelphia, Pennsylvania 19103


                Re:    Opinion with Regard to Radian Group Inc. S-3
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Dear Ladies and Gentlemen:

         We have acted as counsel to Radian Group Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") registering 30,000 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock").

         In rendering the opinion set forth below, we have reviewed the Company's Certificate of Incorporation, as amended, the Company's Bylaws, as amended, resolutions adopted by its Board of Directors, and such other documents as we have deemed appropriate. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies or telecopies thereof.

         Based upon the foregoing, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

         Our opinion set forth above is limited to federal law and the laws of the Commonwealth of Pennsylvania, and we express no opinions as to any other laws, statutes, rules or regulations.


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         We hereby consent to the use of this opinion as Exhibit 5.1 to the
Registration Statement and to the reference to this firm under the caption "Legal Matters." In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                               Very truly yours,


                                      /s/ SCHNADER HARRISON SEGAL & LEWIS LLP
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                                       SCHNADER HARRISON SEGAL & LEWIS LLP